UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2007

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12600 Whitewater Drive, Suite 150
Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2007, KMG America Corporation, a Virginia corporation (the “Company”), and Humana Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger, dated September 7, 2007 (the “Merger Agreement”), by and among the Company, Parent and HUM VM, Inc., a Virginia corporation and wholly-owned subsidiary of Parent (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent. At the effective time of the merger, each outstanding share of Company common stock will be converted into the right to receive $6.20 in cash, without interest (the “Merger Consideration”). All outstanding options to acquire shares of Company common stock have an exercise price per share that is greater than the Merger Consideration and, in accordance with the terms of the Merger Agreement, will be canceled without consideration at the effective time of the Merger.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of the Company’s shareholders, the Company’s conduct of its business between the date of signing the Merger Agreement and the closing of the Merger and, subject to specified exceptions, the Company’s agreement not to solicit, initiate or facilitate, including by way of disclosing non-public information, any proposal relating to an alternative transaction.

Either party may terminate the Merger Agreement under certain circumstances, including: (i) by mutual written consent of the Company and Parent; (ii) if the Merger has not been consummated on or before March 31, 2008, or if the sole outstanding condition to closing is the approval of the South Carolina Department of Insurance, on or before May 31, 2008; (iii) if any final and nonappealable law or injunction is in effect enjoining or prohibiting the Merger; or (iv) if the Company’s shareholders fail to approve the Merger.

Parent may terminate the Merger Agreement if: (i) the Company materially breaches its representations and warranties and (a) with respect to representations relating to the Company’s due organization, valid existence and its valid authorization of the Merger Agreement, such breach is other than a de minimis breach, or (b) with respect to the other representations and warranties such breach would constitute a “Material Adverse Effect” (as such term is defined in the Merger Agreement) and such breaches, in each circumstance, are not timely cured in accordance with the Merger Agreement; (ii) the Company materially breaches its covenants, and such breaches, in each circumstance, are not timely cured in accordance with the Merger Agreement; (iii) the Board changes its recommendation of the Merger to the Company’s shareholders in any manner adverse to the Parent or approves or recommends an Acquisition Proposal (as such term is defined in the Merger Agreement); or (iv) the Board materially breaches its obligations to call the shareholders’ meeting or recommend the Merger to the shareholders, or the Company materially breaches its obligation to not solicit an Acquisition Proposal.

The Company may terminate the Merger Agreement if: (i) Parent or Merger Sub materially breaches its representations and warranties or covenants, and such breaches, in each circumstance, are not timely cured in accordance with the Merger Agreement or (ii) the Company has complied with its obligations to inform Parent of receipt of a Superior Proposal (as such term is defined in the Merger Agreement), along with other specified obligations contained in the Merger Agreement, the Company enters into a binding written agreement concerning such Superior Proposal and the Company pays the termination fees described below.

If the Merger Agreement is terminated (i) by the Company, in order to pursue a Superior Proposal; (ii) by Parent, based upon a material breach by the Board of its obligations to call the shareholders’ meeting or recommend the Merger to the shareholders or by the Company of its obligation not to solicit an Acquisition Proposal; or (iii) by either the Company or Parent because the required vote by the Company shareholders was not received, and within 12 months after termination the Company executes a definitive agreement with respect to an Acquisition Proposal, the Company will be required to pay to Parent a termination fee of $4,820,000, plus up to $500,000 of Parent’s out-of-pocket expenses reasonably incurred in connection with the Merger Agreement.

The Merger Agreement has been unanimously approved by the Company’s and Parent’s respective boards of directors. The completion of the Merger is subject to certain customary closing conditions, including the approval of the Company’s shareholders and the receipt of government and regulatory approvals, such as the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the South Carolina Department of Insurance. The Company expects to schedule a special meeting of its shareholders to vote on the Merger. The Merger is currently expected to close in the first calendar quarter of 2008.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

To induce Parent to execute the Merger Agreement, the Company entered into employment letter agreements (the “New Employment Agreements”) with Kenneth U. Kuk, the Company’s Chairman, President and Chief Executive Officer, Paul F. Kraemer, the Company’s Senior Vice President of Sales, and Paul P. Moore, the Company’s Senior Vice President of Sales (each, an “Executive,” and collectively, the “Executives”). Also to induce the Parent to execute the Merger Agreement, the Company entered into employment letter agreements with three additional executive officers who are not named executive officers of the Company. The following description of the New Employment Agreements set forth in Item 5.02 of this report is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To induce Parent to execute the Merger Agreement, the Company entered into New Employment Agreements with Messrs. Kuk, Kraemer and Moore. The Executives’ current employment agreements with the Company (the “Current Employment Agreements”) will remain in full force and effect until the closing of the Merger. At the effective time of the Merger, the Current Employment Agreements will terminate and the New Employment Agreements will govern the Executives’ employment. In addition, pursuant to the terms of the New Employment Agreements, each Executive waives all rights and claims for compensation due to such Executive under his Current Employment Agreement in the event that the Executive’s employment terminates prior to the effective time of the Merger and the Executive claims the cause of such termination was the anticipated consummation of the Merger or anticipated changes to the Company or his position, compensation or benefits contemplated in the New Employment Agreements.

The New Employment Agreements provide for at-will employment of the Executives from the effective time of the Merger until the later of the third anniversary of such effective time or December 31, 2010. The Executives shall receive an annual base salary, a cash bonus paid on the closing date of the Merger and a cash bonus paid on the third anniversary of the effective time of the Merger. The base salaries are $300,000 for Mr. Kuk and $225,000 for each of Messrs. Moore and Kraemer. The amounts of the bonuses to be paid on the closing of the Merger are $500,000 for Mr. Kuk and $75,000 for each of Messrs. Moore and Kraemer. The amounts of the bonuses to be paid on the third anniversary of the Merger are $1,500,000 for Mr. Kuk and $125,000 for each of Messrs. Moore and Kraemer.

Under the New Employment Agreements, the Executives will participate in a management incentive plan whereby they will be eligible to earn additional annual cash compensation upon achieving specific objectives determined annually for 2008, 2009 and 2010. The Executives are guaranteed payouts under the management incentive plan for years 2008 and 2009 of 75% and 50% of their targeted incentive amount, respectively. The targeted incentive amount in 2008 for Mr. Kuk is $150,000, and for each of Messrs. Moore and Kraemer, is $90,000.

The Executives will participate in a special incentive compensation plan, whereby they will be able to earn additional annual cash compensation upon the Company achieving annual earnings before income tax, depreciation and amortization (“EBITDA”) targets. In each of 2008, 2009 and 2010, Mr. Kuk is eligible to receive up to $149,000 and each of Messrs. Moore and Kraemer are eligible to receive up to $140,000 pursuant to the terms of the special incentive compensation plan. The Executives are guaranteed payouts for years 2008 and 2009 of 75% and 50% of their potential special incentive compensation, respectively, with payments to be made on a quarterly basis, in advance, in years 2008 and 2009 in an amount equal to 25% of the guaranteed payouts, with a final reconciliation payment of special incentive compensation to be made following the close of each calendar year if EBITDA targets for that year are met. In 2010, the potential special incentive compensation will be paid quarterly, in advance, in installments equal to 25% of the potential special incentive compensation.

The Executives will also receive grants of performance-based restricted shares of Parent common stock totaling $1,000,000, subject to the terms and conditions of the Humana Restricted Stock Agreement and Agreement Not to Compete or Solicit under the 2003 Stock Incentive Plan. Such shares of restricted stock will vest after three years and will be earned by the Executives upon the Company achieving annual EBITDA targets for 2008, 2009 and 2010.

Mr. Kuk will receive a grant of performance-based options to acquire shares of Parent common stock having an aggregate value of $1,000,000 using a Black-Scholes option-pricing model as of the date of the grant. The options will vest after three years and will be earned by Mr. Kuk upon the Company achieving annual EBITDA targets for 2008, 2009 and 2010.

If the Company terminates an Executive’s employment without Cause or on account of the Executive’s Death or Disability, or the Executive resigns for Good Reason (as such terms are defined in the New Employment Agreements), the Executive shall receive (i) any earned and unpaid base salary and any bonuses earned in any prior year and not yet paid, (ii) the bonus to be paid on the third anniversary of the Merger, (iii) a pro rata portion of the guaranteed payout for the year of termination under the management incentive plan, (iv) an amount equal to the difference of (a) a pro rata portion of the full annual amount of special incentive compensation that Executive could have earned in the year of such termination less (b) all quarterly installments of special incentive compensation made to Executive in the year of such termination, which amount shall be in addition to Executive’s retention of the quarterly payments of special incentive compensation received by Executive prior to termination, and (v) all other compensation and benefits payable upon such termination under the other plans of the Company. If an Executive’s employment is terminated under the same circumstances within 24 months after the closing of the Merger, the Company will continue to pay the Executive’s base salary for six months.

The New Employment Agreements and the Restricted Stock Agreements also contain non-competition, non-solicitation and confidentiality provisions. This summary of the New Employment Agreements is qualified in its entirety by reference to the New Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Also to induce the Parent to execute the Merger Agreement, the Company entered into employment letter agreements with three additional executive officers who are not named executive officers of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1       Agreement and Plan of Merger, dated September 7, 2007, by and among KMG America Corporation, Humana Inc. and HUM VM, Inc.

10.1     Employment Letter Agreement, dated September 7, 2007, by and between KMG America Corporation and Kenneth U. Kuk.

10.2     Employment Letter Agreement, dated September 7, 2007, by and between KMG America Corporation and Paul F. Kraemer.

10.3     Employment Letter Agreement, dated September 7, 2007, by and between KMG America Corporation and Paul P. Moore.

Additional Information and Where to Find It

KMG America plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the special meeting of the KMG America shareholders that will be held to consider the proposed merger (the “Merger Proxy Statement”) and KMG America may file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. When available, shareholders may obtain a free copy of the Merger Proxy Statement and other documents that KMG America files with the SEC at the SEC’s website, at www.sec.gov. The Merger Proxy Statement and other documents filed with the SEC may also be obtained free of charge from KMG America, at www.kmgamerica.com, or by directing a request to KMG America Corporation, 12600 Whitewater Drive, Suite 150, Minnetonka, Minnesota 55343, Attention: General Counsel.

Participants in the Solicitation

KMG America, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in KMG America’s proxy statement filed with the SEC on March 30, 2007, and information concerning such individuals will be included in the proxy statement relating to the proposed merger, when it becomes available. To the extent such individuals’ holdings of KMG America’s securities have changed since the amounts printed in the proxy statement dated March 30, 2007, such changes have been reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the Merger Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the expected timing, completion and effects of the proposed merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of KMG America. Due to known and unknown risks, actual results may differ materially from expectations or projections. KMG America does not undertake any obligations to update any forward-looking statement, whether written or oral, relating to matters discussed in this report.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the shareholders of KMG America may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholders meeting; the parties may be unable to obtain governmental and regulatory approvals required for the merger; required governmental or regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or other factors that may be referred to in KMG America’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by KMG America will not materially and adversely affect future events. Viewers of this report are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 13, 2007

KMG America Corporation

By:	/s/ James E. Nelson
James E. Nelson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.:	Description:

2.1	Agreement and Plan of Merger, dated September 7, 2007, by and among KMG America Corporation, Humana Inc. and HUM VM, Inc.

10.1	Employment Letter Agreement, dated September 7, 2007, by and between KMG America Corporation and Kenneth U. Kuk.

10.2	Employment Letter Agreement, dated September 7, 2007, by and between KMG America Corporation and Paul F. Kraemer.

10.3	Employment Letter Agreement, dated September 7, 2007, by and between KMG America Corporation and Paul P. Moore.